Exhibit (3) (j)




                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                               BCLP GP, INC.,
                           A DELAWARE CORPORATION

      BCLP GP, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:


      FIRST: The Board of Directors of the Corporation, by unanimous written consent of its members, adopted a resolution setting forth and declaring a proposed amendment to the Certificate of Incorporation of the Corporation to be advisable and calling for consideration thereof by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:


              NOW, THEREFORE, BE IT RESOLVED, that this Board hereby proposes that Article I of the Corporation's Certificate of Incorporation be amended (the "Corporation Name Amendment") to change the name of the Corporation to "BCLP II GP, Inc.," subject to approval by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, so that it shall read in its entirety:

                                  ARTICLE I

                             NAME OF CORPORATION

                      The name of this corporation is:

                              BCLP II GP, Inc.

      SECOND: The stockholders of the Corporation considered and voted unanimously in favor of the Corporation Name Amendment.

      THIRD: The Corporation Name Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the DGCL.

      FOURTH: That this Certificate of Amendment shall be effective as of June 30, 1998 at 8:01 A.M. Eastern Standard Time.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 29th day of June, 1998.

                                  BCLP GP, INC.
                                  /s/    Richard G. Pond
                                  By:    Richard G. Pond
                                  Its:   Chief Financial Officer